                                                                    Exhibit 4(c)

         ____________________________________________________________
         ____________________________________________________________



                           CERTIFICATE OF AMENDMENT

                                      OF

                       THE CERTIFICATE OF INCORPORATION

                                      OF

                      BANKERS TRUST NEW YORK CORPORATION


                                 ____________



               Under Section 805 of the Business Corporation Law


                                 ____________



                      Bankers Trust New York Corporation
                                280 Park Avenue
                           New York, New York  10017



         ____________________________________________________________
         ____________________________________________________________

                           CERTIFICATE OF AMENDMENT

                                      OF

                       THE CERTIFICATE OF INCORPORATION

                                      OF

                      BANKERS TRUST NEW YORK CORPORATION

                                 ____________

               Under Section 805 of the Business Corporation Law

                                 ____________



               We, Duncan P. Hennes and James T. Byrne, Jr., being respectively a Senior Vice President and the Secretary of Bankers Trust New York Corporation, hereby certify that:

               FIRST: The name of the corporation is Bankers Trust New York Corporation and the name under which it was formed was BT New York Corporation.

               SECOND: The certificate of incorporation of the corporation was filed by the Department of State of New York on the 12th day of May, 1965.

               THIRD: The certificate of incorporation is hereby amended, pursuant to authority thereby vested in the Board of Directors, by the addition to Article FOURTH of the certificate of incorporation of the following provisions stating the designation, number, relative rights, preferences and limitations, to the extent not heretofore set forth in Article FOURTH, of a series of the corporation's authorized Series Preferred Stock, without par value, such series being hereby designated as the "Adjustable Rate Cumulative Preferred Stock, Series R", all as fixed by the Board of Directors of the corporation before issuance of any shares of such series:

               (h)  Provisions relating to the Series R Preferred Stock.

               1. Designation. The distinctive serial designation of the series established hereby shall be "Adjustable Rate Cumulative Preferred Stock, Series R" (hereinafter called the "Series R Preferred Stock").

               2. Number. The number of shares of Series R Preferred Stock shall initially be 60,000, which number may not be increased, but may from time to time be decreased (but not below the number of shares of Series R Preferred Stock then outstanding) by a resolution duly adopted by the Board of Directors of the corporation. Shares of Series R Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

               3. Dividends. (a) Holders of shares of Series R Preferred Stock shall be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares to and including November 30, 1994 (the "Initial Dividend Period"), and for each dividend period commencing on each March 1, June 1, September 1 and December 1 thereafter, and ending on and including the day next preceding the first day of the next dividend period (such Initial Dividend Period and each of such other periods being hereinafter referred to as a "Dividend Period") at a rate per annum for each Dividend Period equal to the Applicable Rate (as defined in paragraph 4 below) in respect of such Dividend Period. The amount of dividends per share payable for the Initial Dividend Period and for any portion of any other Dividend Period less than a full Dividend Period shall be computed on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period for which the dividends are payable, and by multiplying the Applicable Rate with respect to each Dividend Period, by $2,500.

               Dividends as provided for in this paragraph 3 will accrue from the date of original issuance and will be payable when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, quarterly on March 1, June 1, September 1 and December 1 in each year, commencing December 1, 1994 (each, a "Dividend Payment Date"), to the holders of record on such respective dates, not exceeding 30 days preceding the related Dividend Payment Date, as may be determined by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors, in advance of such Dividend Payment Date. Dividends as provided for in this paragraph 3, to the extent not declared and paid for any past Dividend Periods, may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date therefor, as may be fixed by the Board of Directors of the corporation, or a duly authorized committee of the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend that is not paid when it accrues.

               (b) No dividend shall be declared and paid or set apart for payment on any share of Series R Preferred Stock or any share of any other series of Series Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series R Preferred Stock as to dividends, for any Dividend Period unless at the same time a like proportionate dividend for the same Dividend Period, ratably in proportion to the respective dividends applicable thereto (adjusted in the case of the Initial Dividend Period to reflect the length of such period), shall be declared and paid or set apart for payment on all shares of Series R Preferred Stock and all shares of all other series of Series

     Preferred Stock and all shares of any class, or series thereof, ranking on a parity with the Series R Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends. Holders of shares of Series R Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series R Preferred Stock.

               (c) So long as any shares of Series R Preferred Stock shall be outstanding, unless the full cumulative dividends on all outstanding shares of Series R Preferred Stock shall have been declared and paid or set apart for payment for all past Dividend Periods and except as provided in paragraph 3(b), (i) no dividend (other than a dividend in Common Stock or in any other stock of the corporation ranking junior to the Series R Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid or set apart for payment, or other distribution declared or made, on the Common Stock or on any other stock ranking junior to or on a parity with Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) no shares of Common Stock or shares of any other stock of the corporation ranking junior to or on a parity with Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the corporation or any subsidiary of the corporation (nor shall any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the corporation ranking junior to Series R Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up.

               4. Applicable Rate. (a) The dividend rate per annum referred to in paragraph 3(a) for any Dividend Period (the "Applicable Rate") shall be equal to (i) in the case of the Initial Dividend Period, 6.42% per annum and (ii) in the case of any Dividend Period subsequent to the Initial Dividend Period, 10-1/2% per annum; provided, however, that if a lower dividend rate for any such Dividend Period would result, then the Applicable Rate for such Dividend Period shall be equal to 84.5% of the Effective Rate (as defined below), but in no event less than 4-1/2% per annum. The "Effective Rate" for any Dividend Period shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the corporation determines in good faith that for any reason:

               (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two such Rates can be so determined;

               (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to whichever such Rate can be so determined; or

               (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

               Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the

     Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation.
     If the corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

               Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a weekly per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than

     Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. Government securities selected by the corporation.

               Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields, as defined below (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series R Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar

     Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the corporation. If the corporation determines in good faith that for any reason the corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable

     U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the corporation by at least three recognized dealers in U.S. government securities selected by the corporation.

               The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

               (b) The Applicable Rate with respect to each Dividend Period commencing after the Initial Dividend Period will be calculated as promptly as practicable by the corporation according to the appropriate method described herein. The corporation will cause each such Applicable Rate to be published in a daily newspaper of general circulation in The City of New York prior to the commencement of the first Dividend Period to which it applies and will cause notice of such Applicable Rate to be included with the dividend payment checks next mailed to the holders of the Series R Preferred Stock .


               (c) For purposes of this paragraph 4, the per annum market discount rates for three-month U.S. Treasury bills shall be secondary market rates (quoted on a bank-discount basis), and the term:

               (i)  "Calendar Period" shall mean 14 calendar days;

              (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

             (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

              (iv) "Thirty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

               5. Liquidation. (a) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series R Preferred Stock shall be entitled to receive in full out of the net assets of the corporation or the proceeds thereof, whether from capital or surplus, before any payment or distribution shall be made or set aside for payment on the Common Stock or on any other class or series of stock ranking junior to Series R Preferred Stock as to distribution of assets upon such liquidation, dissolution or winding up, liquidating distributions in the amount of $2,500.00 per share, plus in each case an amount equal to accrued and unpaid dividends (whether or not declared) to the date of final distribution (the "Liquidation Preference").

               (b) In the event the assets of the corporation, or the proceeds thereof, available for distribution to the holders of shares of Series R Preferred Stock upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay the full Liquidation Preference to which such holders are entitled pursuant to paragraph 5(a), no such distribution shall be made on account of any shares of any other series of Series Preferred Stock or any other class of stock, or series thereof, ranking on a parity with the shares of Series R Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Series R Preferred Stock, ratably in proportion to the preferential sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Series Preferred Stock and any such other class or series as aforesaid were paid in full.

               (c) After the payment to the holders of the shares of Series R Preferred Stock of the full Liquidation Preference, the holders of shares of Series R Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the corporation, or the proceeds thereof.

               (d) A consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 5.

               6. Redemption. (a) Issued and outstanding shares of Series R Preferred Stock shall be redeemable, at the option of the corporation, as a whole or from time to time in part, at any time on or after September 1, 1999 at a redemption price of $2,500.00 per share, plus, in each case, an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

               (b)(i) In the event the corporation shall redeem shares of Series R Preferred Stock, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 nor less than 30 days prior to the date fixed for redemption, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the corporation. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series R Preferred Stock to be redeemed and, if less than all of the shares of Series R Preferred Stock held by such holder are to be redeemed, the number of such shares (and the certificate numbers of such shares) to be redeemed from such holder; (C) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein) and the manner in which such redemption price is to be paid and delivered; (D) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of Series R Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of Series R Preferred Stock to be so redeemed.

              (ii) Notice having been mailed as aforesaid, from and after the date fixed for redemption (unless default shall be made by the corporation in providing funds for the payment of the redemption price), dividends on the shares of Series R Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Series R Preferred Stock (except the right to receive from the corporation the redemption price, but without interest) shall cease. The corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before 12:00 noon, New York City time on the date fixed for redemption, the corporation shall deposit with a paying agent (which may be an affiliate of the corporation) (a "Paying Agent"), which shall be a bank or trust company organized and in good standing under the laws of the United States or the State of New York having an office or agency in the Borough of Manhattan, The City of New York, and having, together with its corporate parent, capital, surplus and undivided profits aggregating at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions and authorization that such funds be applied to the redemption of the shares of Series R Preferred Stock so called for redemption upon surrender of certificates for such shares (properly endorsed or assigned for transfer).

             (iii) If such notice of redemption shall have been duly mailed or if the corporation shall have given to a Paying Agent irrevocable authorization promptly to mail such notice, and if, on or before 12:00 noon, New York City time on the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the corporation with such Paying Agent in trust for the pro rata benefit of the holders of the shares of Series R Preferred Stock called for redemption, together with irrevocable instructions that such funds be applied to such redemption, then, notwithstanding that any certificate for shares of Series R Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series R Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares of Series R Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such Paying Agent at any time after the time of such deposit the funds so deposited, without any interest thereon.

              (iv) Any interest accrued on funds deposited with a Paying Agent in connection with any redemption of shares of Series R Preferred Stock shall be paid to the corporation from time to time and the holders of any such shares to be redeemed with such money shall have no claim to any such interest. Any funds deposited and unclaimed at the end of two years from any redemption date shall be repaid or released to the corporation, after which the holder or holders of shares of Series R Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price, without any interest thereon.

               (c) Upon surrender in accordance with such notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the corporation at the applicable redemption price. If fewer than all the outstanding shares of Series R Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the corporation.

               (d) In no event shall the corporation redeem, purchase or otherwise acquire fewer than all the outstanding shares of Series R Preferred Stock unless full cumulative dividends shall have been declared and paid or set apart for payment on all outstanding shares of Series R Preferred Stock for all prior Dividend Periods; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition of shares of Series R Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Series R Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the corporation; and provided further, however, that if some, but fewer than all, of the shares of Series R Preferred Stock are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the corporation, the shares of Series R Preferred Stock so tendered shall be purchased or otherwise acquired by the corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Series R Preferred Stock for such purchase or exchange.

               7. Conversion and Exchange. The holders of shares of Series R Preferred Stock shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock or any other stock of the corporation.

               8. Voting Rights. (a) Except as hereinafter in this paragraph 8 expressly provided and as otherwise from time to time required by the laws of the State of New York, the Series R Preferred Stock shall not have any voting rights.

               (b) Whenever, at any time or times, dividends payable on shares of Series R Preferred Stock shall be in arrears in an amount equivalent to dividends for six full Dividend Periods, then, immediately upon the happening of such event, the number of directors of the corporation shall be increased by two and the holders of outstanding shares of Series R Preferred Stock shall have the right, voting together as a single class with holders of shares of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, to the exclusion of the holders of the Common Stock, the holders of any other series of Series Preferred Stock upon which such voting rights have not been conferred or are not then exercisable, and the holders of any other stock of the corporation having general voting rights, to vote for the election of two members of the Board of Directors of the corporation to fill such newly created directorships, until all dividends in arrears on the Series R Preferred Stock have been declared and paid or set apart for payment in full. The right of the holders of Series R Preferred Stock to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends in arrears on the Series R Preferred Stock shall have been declared and paid or set apart for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent arrearage in the amount above mentioned. Upon any termination of the right of such holders to elect directors as herein provided, the term of office of all directors then in office elected thereby, and the vacancies created pursuant to this paragraph 8(b), shall terminate immediately. Any director who shall have been so elected pursuant to this paragraph 8(b) may be removed at any time, with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series R Preferred Stock voting together as a single class with the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable. If the office of any director so elected pursuant to this paragraph 8(b) becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

               (c) So long as any shares of Series R Preferred Stock shall be outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of
     (a) the holders of at least 66 2/3% of the shares of Series R Preferred Stock and (b) the holders of at least a majority of the shares of Series R Preferred Stock and of any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, in each case given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize, permit, effect or validate any one or more of the following:

                    (i) the authorization or any increase in the authorized amount of any class of stock, or the establishment or designation of any series of stock (unless the class of which such series is a part has been authorized previously pursuant to this paragraph 8(c)(i)), or the issuance or sale of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock, if such class or series of stock ranks prior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up (unless the class or series has been authorized previously pursuant to this paragraph 8(c)(i)), and

                    (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the certificate of incorporation, as amended hereby, which would materially and adversely affect any right, preference, privilege or voting rights of the Series Preferred Stock then outstanding; provided, however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only the Series R Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series R Preferred Stock then outstanding; provided further, however, that the authorization, establishment, designation, issuance or sale of other Series Preferred Stock shall not have, or be deemed to have, such material adverse effect; and provided further, however, that an increase in the authorized amount of Series Preferred Stock, or the authorization, establishment, designation, issuance or sale of any shares of stock that do not rank prior to the Series Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, shall not have, or be deemed to have, such material adverse effect.

               In addition, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Series R Preferred Stock and any other series of Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, voting together as a single class, given in person or by proxy either in writing or by resolution at any special or annual meeting called for the purpose, shall be necessary to authorize an increase in the authorized amount of the Series Preferred Stock or the new class of serial preferred stock of the corporation authorized by the shareholders of the corporation prior to the creation of the Series R Preferred Stock (the "Serial Preferred Stock"), or the creation of a class of stock that would rank pari passu with the Series Preferred Stock or the Serial Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, or to authorize, permit, effect or validate the voluntary liquidation, dissolution or winding up of the corporation; provided, however, that a consolidation or merger of the corporation with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.

               (d) The foregoing provisions regarding voting rights shall not apply if, at or prior to the time when the act with respect to which such provisions would otherwise apply to a vote required to effect such act, (i) all shares of Series R Preferred Stock then outstanding shall have been redeemed or called for redemption and sufficient funds, together with irrevocable instructions to the Paying Agent to apply such funds, shall have been deposited in trust to effect such redemption in accordance with paragraph 6(b)(ii) and 6(b)(iii), or (ii) all shares of Series R Preferred

     Stock have been purchased or otherwise acquired and cancelled.

               (e) Holders of Series R Preferred Stock, and the holders of shares of any other series of Series Preferred Stock upon which like voting rights have been conferred and are then exercisable (other than the Series C Junior Participating Preferred Stock), shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote.

               9. Definitions. For purposes hereof, any class or series of stock of the corporation shall be deemed to rank:

               (i) prior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series R Preferred Stock;

              (ii) on a parity with the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, redemption prices or liquidation preferences per share thereof are different from those of the Series R Preferred Stock, if the holders of such class or series of stock and of the Series R Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend amounts or liquidation preferences, without preference or priority to the holders of Series R Preferred Stock; and

             (iii) junior to the Series R Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of the Series R Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

               FOURTH: The manner in which the foregoing amendment of the certificate of incorporation was authorized was by the affirmative vote of at least a majority of the Board of Directors of the corporation at a meeting duly convened and held on June 21, 1994, at which a quorum was present throughout.

               IN WITNESS WHEREOF, we, the undersigned, have subscribed this Certificate on the 17th day of August, 1994 and affirm the statements contained herein as true under penalties of perjury.

                                         /s/ DUNCAN P. HENNES
                                         _________________________
                                         Senior Vice President


                                         /s/ JAMES T. BYRNE, JR.
                                         _________________________
                                                Secretary